Exhibit 99.2

Paper | Packaging | Solutions 2024 Third Quarter Results

Forward Looking Statements The presentation includes certain “forward - looking statements” (including within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) regarding, among other things, the plans, strategies, outcomes, outlooks, and prospects, both business and financial, of Smurfit Westrock, the expected benefits of the completed Combination (including, but not limited to, synergies), and any other statements regarding the Company's future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. Statements that are not historical facts, including statements about the beliefs and expectations of the management of the Company, are forward - looking statements. Words such as “may”, “will”, “could”, “should”, “would”, “anticipate”, “intend”, “estimate”, “project”, “plan”, “believe”, “expect”, “target”, “prospects”, “potential”, “commit”, “forecasts”, “aims”, “considered”, “likely”, “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward - looking statements but are not the exclusive means of identifying such statements. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward - looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the control of the Company. By their nature, forward - looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from the current expectations of the Company depending upon a number of factors affecting its business, including risks associated with the integration and performance of the Company following the Combination. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include: economic, competitive and market conditions generally, including macroeconomic uncertainty, customer inventory rebalancing, the impact of inflation and increases in energy, raw materials, shipping, labor and capital equipment costs; the impact of public health crises, such as pandemics (including the COVID - 19 pandemic) and epidemics and any related company or governmental policies and actions to protect the health and safety of individuals or governmental policies or actions to maintain the functioning of national or global economies and markets; reduced supply of raw materials, energy and transportation, including from supply chain disruptions and labor shortages; developments related to pricing cycles and volumes; intense competition; the ability of the Company to successfully recover from a disaster or other business continuity problem due to a hurricane, flood, earthquake, terrorist attack, war, pandemic, security breach, cyber - attack, power loss, telecommunications failure or other natural or man - made events, including the ability to function remotely during long - term disruptions such as the COVID - 19 pandemic; the Company's ability to respond to changing customer preferences and to protect intellectual property; the amount and timing of the Company's capital expenditures; risks related to international sales and operations; failures in the Company's quality control measures and systems resulting in faulty or contaminated products; cybersecurity risks, including threats to the confidentiality, integrity and availability of data in the Company's systems; works stoppages and other labor disputes; the Company's ability to retain or hire key personnel; risks related to sustainability matters, including climate change and scarce resources, as well as the Company's ability to comply with changing environmental laws and regulations; the Company's ability to successfully implement strategic transformation initiatives; results and impacts of acquisitions by the Company; the Company's significant levels of indebtedness; the impact of the Combination on the Company's credit ratings; the potential impairment of assets and goodwill; the availability of sufficient cash to distribute dividends to the Company's shareholders in line with current expectations; the scope, costs, timing and impact of any restructuring of operations and corporate and tax structure; evolving legal, regulatory and tax regimes; changes in economic, financial, political and regulatory conditions in Ireland, the United Kingdom, the United States and elsewhere, and other factors that contribute to uncertainty and volatility, natural and man - made disasters, civil unrest, pandemics (such as the COVID - 19 pandemic), geopolitical uncertainty, and conditions that may result from legislative, regulatory, trade and policy changes associated with the current or subsequent Irish, US or UK administrations; legal proceedings instituted against the Company; actions by third parties, including government agencies; the Company's ability to promptly and effectively integrate Smurfit Kappa's and WestRock's businesses; the Company's ability to achieve the synergies and value creation contemplated by the Combination; the Company's ability to meet expectations regarding the accounting and tax treatments of the Combination, including the risk that the Internal Revenue Service may assert that the Company should be treated as a US corporation or be subject to certain unfavorable US federal income tax rules under Section 7874 of the Internal Revenue Code of 1986, as amended, as a result of the Combination; other factors such as future market conditions, currency fluctuations, the behavior of other market participants, the actions of regulators and other factors such as changes in the political, social and regulatory framework in which the Company's group operates or in economic or technological trends or conditions, and other risk factors included in the Company's filings with the Securities and Exchange Commission. Neither the Company nor any of its associates or directors, officers or advisers provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any such forward - looking statements will actually occur. You are cautioned not to place undue reliance on these forward - looking statements. Other than in accordance with its legal or regulatory obligations (including under the UK Listing Rules, the Disclosure Guidance and Transparency Rules, the UK Market Abuse Regulation and other applicable regulations), the Company is under no obligation, and the Company expressly disclaims any intention or obligation, to update or revise publicly any forward - looking statements, whether as a result of new information, future events or otherwise. 2 Paper | Packaging | Solutions © 2024 Smurfit Westrock. All Rights Reserved.

Non - GAAP Financial Measures and Reconciliations Smurfit Westrock plc (“Smurfit Westrock”) reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non - GAAP financial measures provide Smurfit Westrock’s board of directors, investors, potential investors, securities analysts and others with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non - GAAP financial measures in making financial, operating and planning decisions, and in evaluating company performance. Non - GAAP financial measures should be viewed in addition to, and not as an alternative for, the GAAP results. The non - GAAP financial measures we present may differ from similarly captioned measures presented by other companies. Smurfit Westrock uses the non - GAAP financial measures “Adjusted EBITDA,” “Adjusted EBITDA Margin,” and “Adjusted Free Cash Flow”, “Net Debt” and “Net Leverage Ratio.” We discuss below details of the non - GAAP financial measures presented by us and provide reconciliations of these non - GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP. Definitions Smurfit Westrock uses the non - GAAP financial measures “Adjusted EBITDA” and “Adjusted EBITDA Margin” to evaluate its overall performance. The composition of Adjusted EBITDA is not addressed or prescribed by GAAP. Smurfit Westrock defines Adjusted EBITDA as (loss) income before income taxes, depreciation, depletion and amortization, amortization of fair value step up on inventory, transaction and integration - related expenses associated with the Combination, interest expense, net, pension and other postretirement non - service (benefit) expense, net, share - based compensation expense, other expense, net, restructuring costs, legislative or regulatory fines and reimbursements, losses at closed facilities and impairment of goodwill and other assets. Smurfit Westrock views Adjusted EBITDA as an appropriate and useful measure used to compare financial performance between periods. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Net Sales. Management believes Adjusted EBITDA and Adjusted EBITDA Margin measures provide Smurfit Westrock’s management, board of directors, investors, potential investors, securities analysts and others with useful information to evaluate Smurfit Westrock’s performance because, in addition to income tax expense, depreciation, depletion and amortization expense, interest expense, net, pension and other postretirement non service (benefit) expense, net, and share - based compensation expense, Adjusted EBITDA also excludes restructuring costs, impairment of goodwill and other assets and other specific items that management believes are not indicative of the operating results of the business. Smurfit Westrock and its board of directors use this information in making financial, operating and planning decisions and when evaluating Smurfit Westrock’s performance relative to other periods. Smurfit Westrock uses the non - GAAP financial measure “Adjusted Free Cash Flow”. Smurfit Westrock defines Adjusted Free Cash Flow as net cash provided by operating activities as adjusted for capital expenditures and to exclude certain costs not reflective of underlying operations. Management utilizes this measure in connection with managing Smurfit Westrock’s business and believes that Adjusted Free Cash Flow is useful to investors as a liquidity measure because it measures the amount of cash generated that is available, after reinvesting in the business, to maintain a strong balance sheet, pay dividends, repurchase stock, service debt and make investments for future growth. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. By adjusting for certain items that are not indicative of Smurfit Westrock’s underlying operational performance, Smurfit Westrock believes that Adjusted Free Cash Flow also enables investors to perform meaningful comparisons between past and present periods. Smurfit Westrock uses the non - GAAP financial measures “Net Debt” and “Net Leverage Ratio” as useful measures to highlight the overall movement resulting from its operating and financial performance and its overall leverage position. Management believes these measures provide Smurfit Westrock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate Smurfit Westrock’s repayment of debt relative to other periods. Smurfit Westrock defines Net Debt as borrowings net of cash and cash equivalents. Smurfit Westrock defines Net Leverage Ratio as Net Debt divided by last twelve months (“LTM”) Adjusted EBITDA. 3 Paper | Packaging | Solutions © 2024 Smurfit Westrock. All Rights Reserved.

Introduction 4 Paper | Packaging | Solutions © 2024 Smurfit Westrock. All Rights Reserved.

What we’ve said Creating the global leader in sustainable packaging • Delivering problem solving, value adding packaging through the most innovative approach in the industry • Leveraging the deepest data sets, across an unrivalled geographic footprint, to further develop our unparalleled product diversity • Improved operating efficiency – providing quality and service for the customer, delivering commercial excellence • Owner operator management team with a proven track record of delivery – our culture is performance - driven, fostering teamwork, accountability, and a dedication to customer satisfaction • Disciplined capital allocation is the foundation of our success, creating value for our shareholders 5 Paper | Packaging | Solutions © 2024 Smurfit Westrock. All Rights Reserved.

Opportunities we’ve identified • Already excellent market positions • Experienced and motivated people at operational level • Opportunity for growth and cost - reducing capital allocation is significant • Opportunity to develop sharper commercial focus across the organization • Opportunity to promote and develop innovative approach for both a new and existing customer base • Opportunity to prioritize value over volume • Opportunity to increase operating efficiency, retaining and winning business through quality and service improvement Paper | Packaging | S olution s 6 6 Paper | Packaging | Solutions © 2024 Smurfit Westrock. All Rights Reserved.

What we’ve done so far First 100 days • Aligned leadership teams around culture and operating model • Senior management have visited 85% of the SWNA paper capacity • Fostering a sharper commercial focus – prioritizing value over volume • Identified opportunities to drive greater operational efficiency • Reducing SG&A costs and eliminating reliance on external consultants – contributing significant savings • Headcount – recent reduction of >800 people 7 Paper | Packaging | Solutions © 2024 Smurfit Westrock. All Rights Reserved.

Strategic asset optimization Ongoing business improvement Over the last 22 months we have: Europe, MEA & APAC North America • Closed one mill • Closed six packaging facilities • Closed 10 corrugated packaging facilities • Closed 13 consumer packaging facilities • Closed two mills • Divested four mills Enhance focus on core facilities leads to better resource allocation Achieve cost savings by reducing redundant facilities Improve operational efficiency through strategic closures Paper | Packaging | S olution s 8 8 Paper | Packaging | Solutions © 2024 Smurfit Westrock. All Rights Reserved.

Financials 9 Paper | Packaging | Solutions © 2024 Smurfit Westrock. All Rights Reserved.

$7.671bn 10 Paper | Packaging | Solutions © 2024 Smurfit Westrock. All Rights Reserved. Net Sales $1.265bn Adj. EBITDA* 16.5% Adj. EBITDA Margin* $118m Adjusted Free Cash Flow* Q3 2024 Smurfit Westrock results *Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Free Cash Flow are non - GAAP financial measures. See the Appendix for the discussion and reconciliation of these measures to the most comparable GAAP measures.

Q3 2024 Operating segments LATAM Europe, MEA & APAC North America $0.5 billion $2.7 billion $4.6 billion Net sales (aggregate) $116 million $411 million $780 million Adjusted EBITDA* 23.1% 15.5% 16.8% Adjusted EBITDA margin* *Adjusted EBITDA and Adjusted EBITDA margin are our GAAP measures of segment profitability because they are used by our chief operating decision maker to make decisions regarding allocation of resources and to assess segment performance. 11 Paper | Packaging | Solutions © 2024 Smurfit Westrock. All Rights Reserved.

Option A NEED TO ADJUST FOR THE FIRST TRADING WEEK Q3 2024 Smurfit Westrock combined Q3*** Net Sales $7,931m Adjusted EBITDA** $1,298m Adjusted EBITDA Margin** 16.4% Net Leverage Ratio** 2.8x 12 Paper | Packaging | Solutions © 2024 Smurfit Westrock. All Rights Reserved. YTD* Net Sales $23,365m Adjusted EBITDA** $3,540m Adjusted EBITDA Margin** 15.2% *For the six months ended June 30, 2024, these numbers reflect unaudited financial information for Smurfit Kappa and WestRock on a combined basis, as described in the Supplemental Unaudited Historical Segment Financial Information on a Combined Basis presented in our Current Report on Form 8 - K filed with the SEC on September 24, 2024. Such information has not been prepared in compliance with Article 11 of Regulation S - X, nor prepared on a consolidated basis under U.S. GAAP. **Adjusted EBITDA, Adjusted EBITDA Margin and Net Leverage Ratio are non - GAAP financial measures. See the Appendix for the discussion and reconciliation of these measures to the most comparable GAAP measures. ***Net Sales, Adjusted EBITDA and Adjusted EBITDA Margin reported on slide 10 above do not include the first five days of the quarter due to the combination of Smurfit Kappa and WestRock Company closing on July 5, 2024.

Capital expenditure Growth, integration and sustainability focused 2025 – $2.2 bn - $2.4bn Dividend Progressive policy* is a key component of capital allocation discussion Quarterly dividend $0.3025 per ordinary share Balance sheet Strong investment grade credit rating with a long - term target of <2x net leverage ratio Other shareholder returns Selective when other capital allocation demands have been satisfied Capital allocation Disciplined approach – returns based Disciplined, value accretive approach 13 Paper | Packaging | Solutions © 2024 Smurfit Westrock. All Rights Reserved. M+A Capital allocation *Subject to applicable law and required Board approvals

Conclusion 14 Paper | Packaging | Solutions © 2024 Smurfit Westrock. All Rights Reserved.

EBITDA margin** Net leverage ratio** Return on capital employed** 19 18 17 16 15 14 13 12 11 10 15 Paper | Packaging | Solutions © 2024 Smurfit Westrock. All Rights Reserved. 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 0 0.5 1 1.5 2 2.5 3 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 140 120 100 80 60 40 20 0 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023% 21 19 17 15 13 11 9 7 5% 20 Dividend € cent 160 ** EBITDA margin, net leverage ratio and return on capital employed are historic reported non - GAAP IFRS performance measures, and are calculated in euro Graphs represent historical financial performance under legacy Smurfit Kappa Group Proven track record of delivery

Disciplined capital allocation Optimizing the operating model Customer - focused innovation Performance culture Sustainability leadership Centralized to decentralized Increased operating efficiency Sharper commercial focus Cost to profit Continuing the journey Ongoing business improvement 16 Paper | Packaging | Solutions © 2024 Smurfit Westrock. All Rights Reserved.

Delivering to combined potential The opportunity is bigger and better than what we initially anticipated • Affirming stated $400 million synergy target • Significantly more value to be created through operational and commercial improvement (at least equal to the stated synergy target of $400 million) • Empowering and incentivising owner operators driving higher returns • Sharper commercial focus • Already seeing initial results from actions taken • Capital plans - 2025 Capex of $2.2 - $2.4 billion – versus initial estimate of >$2.8 billion • 2024 Full Year Combined Adj. EBITDA* approx. $4.7 billion Our third quarter performance, combined with our deeper knowledge of the combination and continuing asset optimization, clearly points to the opportunities ahead for Smurfit Westrock. - Tony Smurfit “ “ Owner - operator management team with a proven track record of delivery * 2024 Full Year Combined Adjusted EBITDA is a non - GAAP financial measure. We have not reconciled Adjusted EBITDA outlook to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide an outlook for the comparable GAAP measure (net income). For the six months ended June 30, 2024, this number reflects results of Smurfit Kappa and WestRock on a combined basis, as described in the Supplemental Unaudited Historical Segment Financial Information on a Combined Basis presented in our Current Report on Form 8 - K filed with the SEC on September 24, 2024. Such information has not been prepared in compliance with Article 11 of Regulation S - X, nor prepared on a consolidated basis under U.S. GAAP. 17 Paper | Packaging | Solutions © 2024 Smurfit Westrock. All Rights Reserved.

Appendices 18 Paper | Packaging | Solutions © 2024 Smurfit Westrock. All Rights Reserved.

2024 Full Year Guidance (combined)

Cash interest	~$0.7 billion
Cash tax	~$0.7 billion
Effective tax rate	~26%
Capital expenditure	~$2.1 – $2.3 billion
2024 Full Year Combined Adjusted EBITDA*	~ $4.7 billion

*2024 Full Year Combined Adjusted EBITDA is a non-GAAP financial measure. We have not reconciled the Adjusted EBITDA outlook to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management's control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide an outlook for the comparable GAAP measure (net income).

For the six months ended June 30, 2024, this number reflects the results of Smurfit Kappa and WestRock on a combined basis, as described in the Supplemental Unaudited Historical Segment Financial Information on a Combined Basis presented in our Current Report on Form 8-K filed with the SEC on September 24, 2024. Such information has not been prepared in compliance with Article 11 of Regulation S-X, nor prepared on a consolidated basis under U.S. GAAP.

19 Paper | Packaging | Solutions
© 2024 Smurfit Westrock. All Rights Reserved.
Smurfit Westrock

Reconciliations to most comparable GAAP measure 20 Paper | Packaging | Solutions © 2024 Smurfit Westrock. All Rights Reserved. Set forth below is a reconciliation of the non - GAAP financial measures Adjusted EBI TDA and Adjusted EBITDA Margin to Net income and Net Income Margin, the most directly comparable GAAP measures, for the periods indicated. (1) Other adjustments for the three months ended September 30, 2024 include restructuring costs of $19 million, losses at closed facilities of $8 million and impairment of other assets of $2 million (three months ended September 30, 2023: $ - million, $ - million & $ - million, respectively). Other adjustments for the nine months ended September 30, 2024 include restructuring costs of $19 million, losses at closed facilities of $8 million and impairment of other assets of $2 million partially offset by legislative or regulatory fine reimbursement of $18 million (nine months ended September 30, 2023: $ - million, $ - million, $ million & $ - million, respectively). in $ millions, except margin percentages Nine months ended Three months ended September 30, 2024 September 30, 2023 September 30, 2024 173 $ 229 $ (150) $ Net (loss) income 164 73 33 Income tax expense 872 147 564 Depreciation, depletion and amortization 227 - 227 Amortization of fair value step up on inventory 350 17 267 Transaction and integration - related expenses associated with the Combination 225 39 167 Interest expense, net 31 9 (8) Pension and other postretirement non - service (benefit) expense, net 154 7 123 Share - based compensation expense 13 4 13 Other expense, net 11 - 29 Other adjustments (1) 2,220 $ 525 $ 1,265 $ Adjusted EBITDA 1.3% 7.8% (2.0%) Net Income Margin (Net Income/Net Sales) 16.4% 18.0% 16.5% Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)

Reconciliations to most comparable GAAP measure (continued) 21 Paper | Packaging | Solutions © 2024 Smurfit Westrock. All Rights Reserved. Set forth below is a reconciliation of the non - GAAP financial measure Adjusted Free Cash Flow to Net cash provided by operating activities, the most directly comparable GAAP measure, for the periods indicated. Set forth below is a reconciliation of the non - GAAP financial measures Net Debt and Net Leverage Ratio to total borrowings, the most directly comparable GAAP measure, for the periods indicated. (1) Includes unamortized debt issuance costs. in $ millions, except Net Leverage Ratio September 30, 2024 745 $ Current portion of debt (1) 13,174 Non - current debt due after one year (1) Less: (951) Cash and cash equivalents, including restricted cash 12,968 $ Net Debt 4,559 Pro - forma Adjusted EBITDA (LTM) 2.8x Pro - forma Net Leverage Ratio (Net Debt/Pro - forma Adjusted EBITDA (LTM)) in $ millions Nine months ended Three months ended September 30, 2023 September 30, 2024 September 30, 2023 September 30, 2024 948 $ 702 $ 378 $ 320 $ Net cash provided by operating activities Adjustments: (661) (897) (202) (512) Capital expenditures 287 $ (195) $ 176 $ (192) $ Free Cash Flow Adjustments: 17 364 17 307 Transaction and integration costs - 8 - Bridge facility fees 13 45 13 45 Restructuring costs - (42) - (42) Tax on above items 325 $ 172 $ 214 $ 118 $ Adjusted Free Cash Flow

Reconciliations to most comparable GAAP measure for combined Adjusted EBITDA 22 Paper | Packaging | Solutions © 2024 Smurfit Westrock. All Rights Reserved. Set forth below is a reconciliation of the non - GAAP financial measures Adjusted EBITDA and Adjusted EBITDA Margin to Net income and Net Income Margin, the most directly comparable GAAP measures, for the periods indicated. (1) Other adjustments for the three months ended September 30, 2024 primarily include reorganization and restructuring costs of $20 million and losses at closed facilities of $8 million. Other adjustments for the nine months ended September 30, 2024 primarily include reorganization and restructuring costs of $84 million, business transformation costs of $35 million, losses at closed facilities of $20 million and income from legislative or regulatory fines and reimbursements of $18 million. in $ millions Nine Months Ended September 30, 2024 Three Months Ended September 30, 2024 157 $ (264) $ Net (loss) income 181 17 Income tax expense 1,677 586 Depreciation, depletion and amortization 227 227 Amortization of fair value step up on inventory 486 403 Transaction and integration - related expenses associated with the Combination 440 173 Interest expense, net 35 (8) Pension and other postretirement non - service (benefit) expense, net 179 124 Share - based compensation expense 40 10 Other expense, net 118 30 Other adjustments (1) 3,540 $ 1,298 $ Adjusted EBITDA 0.7% (3.3%) Net Income Margin (Net Income/Net Sales) 15.2% 16.4% Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)

Our purpose 23 Paper | Packaging | Solutions © 2024 Smurfit Westrock. All Rights Reserved. Create Protect Care

24 Paper | Packaging | Solutions © 2024 Smurfit Westrock. All Rights Reserved.